UNITED STATES OF AMERICA

STATE OF (brown pelican graph) LOUISIANA

Fox Mckeithen
SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certfity that a copy of an Amendment to the Articles of Incorporation of

CRESCENT CITY CAPITAL DEVELOPMENT CORPORATION

A Louisiana corporation domiciled at Baton Rouge, changing the corporate name-to

                      CASINO MAGIC OF,-LOUISIANA, CORP.

Said Amendment being by Act before a Notary Public in and for the County of Atlantic, State of New Jersey, on May 9, 1996, the date Amendment became effective,

Was filed and recorded in this office on May 10, 1996, in the Record of Charters Book 345,


In testimony whereof, I have hereunto set
my hand and caused the Seal of my Office,                    (LOUSIANA STATE
SEAL)
to be affixed at the City of Baton Rouge on


May 10, 1996
/s/ Fox McKeithen

TAG

UNITED STATES OF AMERICA

STATE OF (brown pelican graph) LOUISIANA

Fox McKeithen
SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certify that the annexed transcript was prepared by and in this office from the record on file, of which purports to be a copy and that it is full, true and correct.







In testimony where, I have hereunto set
my hand and caused the Seal of my Office
to be affixed at the City of Baton Rouge on,               (LOUISIANA STATE
seal)

May 10, 1996

/s/ Fox McKeithen

Secretary of State

                    AMENDMENT TO ARTICLES OF INCORPORATION
                                                              OF
                CRESCENT CITY CAPITAL DEVELOPMENT CORPORATION



                             STATE OF NEW JERSEY
                              COUNTY OF ATLANTIC



BEFORE ME,, the undersigned authority, personally came and appeared EDWARD M.

 TRACY, President, and WILLLAM S. PAPAZIAN, Assistant Secretary of and acting for CRESCENT CITY CAPITAL DEVELOPMENT CORPORATION, a corporation organized and the under the laws of the State of Louisiana. who declare, that pursuant to the Unanimous Written Consent by all shareholders of this corporation held
on the    9th   day of    May 1996, a certified copy of said Unanimous Consent
being attached hereto, that they do now appear for the purpose of effecting an amendment to the Articles of Incorporation, as follows:
                                      I.
      The article entitled "FIRST" be amended to reflect the following:
                 FIRST: The name of the corporation shall be:
                       CASINO MAGIC OF LOUISLANA, CORP.
They further declare the the original date of incorporation was June 9, 1993.
                                      II
  That in lieu of a meeting and vote of shareholders, the sole shareholder of the corporation has written consent to said amendment in accordance with the provisions of R.S. 12:76 La.  Rev.  Stats, 1950.

 THUS DONE AND SIGNED in my office in the City of W. Atlantic City, County of Atlantic, State of New Jersey, on this 9th day of May, 1996, in the presence of the undersigned competent witnesses and me, Notary Public, after due reading of the whole.

                                  WITNESSES:

        /s/ Sylvia DeSantis - DeCamp               /s/ Edward M. Tracy
                                           Edward M. Tracy, President

       /s/ Suzanne L. Glass                    /s/ William S. Papazian
                                      William S. Papazian, Asst. Secretary
                                           /s/ Rochelle
                                          NOTARY PUBLIC
                              My commission expires: ______________
                                        ROCHELLE KIRSCHNER
                                A NOTARY PUBLIC OF NEW JERSEY
                                  MY COMMISSION EXPIRES 12/6/99

             UNANIMOUS WRITTEN CONSENT OF THE SOLE SHAREHOLDER OF
                CRESCENT CITY CAPITAL DEVELOPMENT CORPORATION


The undersigned, constituting all of the shareholders of the corporation known as CRESCENT CAPITAL DEVELOPMENT CORPORATION, a Louisiana corporation, do hereby consent to the adoption of the following resolution effective immediately:

      RESOLVED that Edward M. Tracy, President, and William S. Papazian, Asst. Secretary, are hereby authorized to amend the Articles of Incorporation as follows:

                                      I

   The article entitled "FIRST" shall be amended to reflect the following:
                 FIRST: The name of the corporation shall be:
                       CASINO MAGIC OF LOUIIANA, CORP.
They further declare that the original date of incorporation was June 9, 1993.

         RESOLVED that-Edward M. Tracy, President, and William S. Papazian,
                                Asst.Secetary, are authorized to execute any
and all documents necessary or incidental for the amendment to the Articles of Incorporation.

                THUS DONE EFFECTIVE   this 9th  day of  May, 1996.

                      CAPITAL GAMING INTERNATIONAL, INC.

                           BY: /s/ Edward M. Tracy
                                Edward M. Tracy, President

ARTICLES OF INCORPORATION
OF
CRESCENT CITY CAPITAL DEVELOPMENT CORPORATION


     We, the undersigned, each capable of contracting, for the purpose of forming a corporation pursuant to Chapter 1 of Title 12 of the Louisiana Revised Statutes, do hereby certify:


     FIRST: The name of the corporation is Crescent City Capital
Development Corporation.


     SECOND: The address (and zip code) of this corporation's initial registered office is


                          8550 United Plaza Boulevard
                          Baton Rouge, Louisiana 70809


and the name of this corporation' s initial registered agent at such address is


                              CT Corporation System

     THIRD:     The purposes for which this corporation is organized


are:


     (a) To engage in any activity within the purposes for which corporations may be organized under the Louisiana Business Corporation Law, including without limitation, to license, construct, develop, own and operate a riverboat casino in Orleans Parish, Louisiana.


     (b) The foregoing and following clauses shall be construed as objects and powers in furtherance and not in limitation of general powers conferred by the laws of the State of Louisiana, and it is hereby expressly provided that the foregoing and following enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation and that this corporation may do all and everything necessary,, suitable or proper for the accomplishment of any of the purposes or objects hereinabove enumerated, either alone or in association with other corporations, firms or individuals to the same extent and as fully as individuals might or could do as principals, agents, contractors or otherwise.


     FOURTH:  The duration of the corporation is perpetual.


     FIFTH:  The aggregate number of shares which the corporation shall have authority to issue is Two Hundred (200) Shares, $.01 par value.


     SIXTH: The first Board of Directors of the corporation shall consist of three (3) Directors and the name and post office address of each person who is to serve as such a Director is as follows:


NAME                       ADDRESS

I.G. Davis, Jr.            c/o Capital Gaming International, Inc.
                           Bayport One, Suite 250
                           8025 Black Horse Pike
                           West Atlantic City, NJ 08232

Edward M. Tracy            c/o Capital Gaming International, Inc.
                           Bayport One, Suite 250
                           8025 Black Horse Pike
                           West Atlantic City, NJ 08232

Col. Clinton Pagano        c/o Capital Gaming International, Inc.
                           Bayport One, Suite 250
                           8025 Black Horse Pike
                           West Atlantic City, NJ 08232


     SEVENTH: The name and address of each incorporator is as follows:


NAME                       ADDRESS

I.G. Davis, Jr.            c/o Capital Gaming International, Inc.
                           Bayport One, Suite 250 8025 Black Horse Pike West
                           Atlantic City, NJ 08232


     EIGHTH: Pursuant to the provisions of Section 24 of the Louisiana Business Corporation Law, any director or officer of this corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except that this provision shall not relieve a director or officer of liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders; (b) for any action not taken in good faith, involving intentional misconduct or in knowing violation of law; (c) amounting to an unlawful distribution or other violation of R.S. 12:92(D); or (d) resulting in receipt by such person of an improper personal benefit.

     NINTH:

     (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Louisiana Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) , against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (b) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Louisiana Business Corporation Law, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which services were or are rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.


     (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim ' and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Louisiana Business Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she had met the applicable standard of conduct set forth in the Louisiana Business Corporation Law, nor an actual determination by the corporation (including the Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to an action or create a presumption that the claimant has not met the applicable standard of conduct.


     (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, by-law, agreement, vote of
shareholders   or    disinterested   directors    or
otherwise.


     (d) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the New Jersey Business Corporation Act.


     TENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in these articles in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, I the undersigned, capable of cont. Vacting, have hereunto affixed my signature on this the 4th day of June 1993.

                                         /s/     I.G. Davis, Jr.
                                         I.G. Davis, Jr., Chairman and CEO

STATE OF NEW JERSEY)
                   )
COUNTY OF MERCER   )


     BE IT KNOWN, That on this 4th day of the month of June, in the year of our Lord, 1993, before me, the undersigned, a Notary Public in and for the County and State aforesaid duly commissioned and qualified, there came and appeared I.G. Davis, Jr., known to me, Notary, and known by me to be the person whose name appears upon the foregoing instrument and said appearer declared and acknowledged unto me, Notary, that he executed the said instrument for the uses and purposes therein set forth and apparent.

     IN WITNESS WHEREOF, said appearer has signed these presents, and I have hereunto set my official hand and seal on the day and date first hereinabove written.


(Notarial Seal)


                                       /s/ L. Maria Vazquez
                                       Notary Public





L. Maria Vazquez
A Notary Public of New Jersey
My Commission Expires Oct. 22, 1997